Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 Business Entity - Filing Acknowledgement 11/24/2021 Work Order Item Number: W2021112400172-1735513 Filing Number: 20211912535 Filing Type: Amendment After Issuance of Stock Filing Date/Time: 11/24/2021 8:00:00 AM Filing Page(s): 1 Indexed Entity Information: Entity ID: C2479-61998 Entity Name: MODULAR MEDICAL, INC. Entity Status: Active Expiration Date: None Commercial Registered Agent AGENCY SERVICES OF NEVADA 245 E LIBERTY ST STE 200, RENO, NV 89501, USA The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, Page 1 of 1 BARBARA K. CEGAVSKE Secretary of State Commercial Recording Division 202 N. Carson Street

NEVADA STATE BUSINESS LICENSE MODULAR MEDICAL, INC. Nevada Business Identification # NV19981361748 Expiration Date: 10/31/2022 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 11/24/2021. Certificate Number: B202111242175847 You may verify this certificate online at http://www.nvsos.gov BARBARA K. CEGAVSKE Secretary of State

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Website: www.nvsos.gov Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) 1. Name of corporation: MODULAR MEDICAL, INC. 2. The articles have been amended as follows: (provide article numbers, if available) Article IV of the Articles of Incorporation is hereby amended to add the following language: Pursuant to the Nevada Revised Statutes of this Certificate of Amendment to the Articles of Incorporation of the Corporation, each three (3) shares of common stock issued and outstanding shall automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be rounded up to the next whole share of common stock. 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 4. Effective date and time of filing: (optional) 5. Signature: (required) Signature of Officer 00.0% Date: Time: (must not be later than 90 days after the certificate is filed) *lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees Nevada Secretary of State Amend Profit-After Revised: 1-5-15